
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Portfolio Strategy Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      77,146,543
<SECURITIES>                                         0
<RECEIVABLES>                                  286,125<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              81,996,367<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                81,996,367<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               763,290<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,868,075
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,104,785)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,104,785)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,104,785)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $262,946 and due from DWR of $23,179.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $4,563,699.
<F3>Liabilities include redemptions payable of $915,491, accrued brokerage commissions of $245,969, accrued management fees of $271,998, accrued administrative expenses of $133,014, accrued transaction fees and costs of $17,847.
<F4>Total revenues include relaized trading revenue of $(2,516,803), net change in unrealized of $1,509,820 and interest income of $1,770,273.

